                                                                    Exhibit 10.1


April 23, 1999


Coherent, Inc.
5100 Patrick Henry Drive
Santa Clara, CA  95054
Attention: Dennis Bucek, Treasurer

Re:      BRIDGE LOAN FACILITY

Ladies/Gentlemen:

Bank of America National Trust and Savings Association ("LENDER") is pleased to make available to Coherent, Inc., a Delaware corporation ("BORROWER") a bridge facility on the terms and subject to the conditions set forth below. Terms not defined herein have the meanings assigned to them in by reference in PARAGRAPH 4 hereof or in EXHIBIT A hereto.

1.       THE FACILITY.

         (a) THE COMMITMENT. Subject to the terms and conditions set forth herein, Lender agrees to make available to Borrower a single loan on the Closing Date (the "LOAN") in an aggregate principal amount of $70,000,000, or such lesser amount as may be requested by Borrower on the Closing Date (the "COMMITMENT"). Once repaid or prepaid by Borrower, the Loan may not be reborrowed.

         (b) BORROWINGS, CONVERSIONS, CONTINUATIONS. Borrower may request that the Loan be made as or converted to a Base Rate Loan or Offshore Rate Loan by irrevocable notice to be received by Lender not later than 8:00 a.m. on the Business Day of the borrowing or conversion. If Borrower fails to give a notice of conversion or continuation prior to the end of any Interest Period in respect of any Offshore Rate Loan, Borrower shall be deemed to have requested that such Loan be converted to a Base Rate Loan on the last day of the applicable Interest Period.

                  Each Offshore Rate Loan shall be in a minimum principal amount of $5,000,000 or a multiple of $100,000 in excess thereof.

         (c) INTEREST. At the option of Borrower, the Loan or any part thereof which is at least equal to the minimum amount set forth above shall bear interest at a rate per annum equal to
                  (i) the Offshore Rate PLUS 1.50%; or (ii) the Base Rate. Interest on Base Rate Loans when the Base Rate is determined by Lender's "prime" or "reference" rate shall be calculated on the basis of a year of 365 or 366 days and actual days elapsed. All other interest hereunder shall be calculated on the basis of a year of 360 days and actual days elapsed.

                  Borrower promises to pay interest on the Loan on the Maturity Date. If the time for any payment is extended by operation of law or otherwise, interest shall continue to accrue for such extended period.

                  After the date any principal amount of the Loan is due and payable (whether on the Maturity Date, upon acceleration or otherwise), or after any other monetary obligation hereunder shall have become due and payable, Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Base Rate plus 3%. Such interest shall be payable on demand.

                  In no case shall interest hereunder exceed the amount that Lender may charge or collect under applicable law.

         (d) EVIDENCE OF LOANS. The Loan and all payments thereon shall be evidenced by Lender's loan accounts and records; PROVIDED, HOWEVER, that upon the request of Lender, the Loan may be evidenced by a grid promissory note in the form of EXHIBIT B hereto, instead of or in addition to such loan accounts and records. Such loan accounts, records and promissory note shall be PRIMA FACIE evidence of the amount of the Loan and payments thereon. Any failure to record any Loan or payment thereon or any error in doing so shall not limit or otherwise affect the obligation of Borrower to pay any amount owing with respect to the Loan.

          (e) REPAYMENT. Borrower promises to pay to Lender the principal amount of all Loans then outstanding on the Maturity Date.

                  Borrower shall make all payments required hereunder on the date of payment in same day funds in United States Dollars at the office of Lender located at 1850 Gateway Boulevard, Concord, CA 94520 or such other address as Lender may from time to time designate in writing.

                  All payments by Borrower to Lender hereunder shall be made to Lender in full without set-off or counterclaim and free and clear of and exempt from, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof. Borrower shall reimburse Lender for any taxes imposed on or withheld from such payments (other than taxes imposed on Lender's income, and franchise taxes imposed on Lender, by the jurisdiction under the laws of which Lender is organized or any political subdivision thereof).

         (g) PREPAYMENTS. Borrower may, upon same-day notice, prepay the Loan or a portion thereof on any Business Day; PROVIDED that Borrower pays all Breakage Costs (if any) associated with such prepayment on the date of such prepayment. Prepayments of Offshore Rate Loans must be accompanied by a payment of interest on the amount so prepaid. Prepayments of Offshore Rate Loans must be in a principal amount of (i) at least $5,000,000 or a multiple of $1,000,000 in excess thereof, or
                  (ii) if less, the entire amount of the outstanding Loan.

2. CONDITIONS PRECEDENT TO THE LOAN. As a condition precedent to making the Loan hereunder, the following must have occurred:

                  (i) Lender shall have received from Borrower the enclosed duplicate of this Agreement duly executed and delivered on behalf of Borrower;

                  (ii) Lender shall have received from Borrower in form satisfactory to Lender: (x) a certified borrowing resolution or other evidence of Borrower's authority to borrow; (y) a certificate of incumbency; and (z) such other documents (including legal opinions) as Lender may reasonably request;

                  (iii) If requested by Lender, Lender shall have received from Borrower a promissory note as contemplated in PARAGRAPH 1(d) above;

                  (iv) Borrower shall have paid to Lender a closing fee in the amount agreed to by Borrower and Lender in a letter agreement dated on or about April 20, 1999;

                  (v) Borrower and Lender shall have entered into an amendment to the Credit Agreement in form and substance satisfactory to Lender;

                  (vi) Borrower must furnish Lender with a notice of borrowing in form and substance reasonably satisfactory to Lender;

                  (vii) each representation and warranty set forth in PARAGRAPH 3 below shall be true and correct in all material respects as if made on the date of such borrowing;

                  (viii) no Default or Event of Default shall have occurred and be continuing on the date of such borrowing; and

                  (ix) the Closing Date shall have occurred on or before April 23, 1999.

                  The notice of borrowing shall be deemed a representation and warranty by Borrower that the conditions referred to in clauses (vii) and (viii) above have been met.

3. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:

         (a) EXISTENCE AND QUALIFICATION; POWER; COMPLIANCE WITH LAWS. It is a corporation duly organized or formed, validly existing and in good standing under the laws of the state of its organization or formation, has the power and authority and the legal right to own and operate its properties, to lease the properties it operates and to conduct its business, is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, and is in compliance with all applicable laws except to the extent that noncompliance does not have a Material Adverse Effect.

         (b) POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower are within its powers and have been duly authorized by all necessary action, and this Agreement is and the other Loan Documents, when executed, will be, legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms. The execution, delivery and performance of this Agreement and the other Loan Documents are not in contravention of law or of the terms of Borrower's organic documents and will not result in the breach of or constitute a default under, or result in the creation of a lien under any indenture, agreement or undertaking to which Borrower is a party or by which it or its property may be bound or affected.

         (c) FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT. The audited consolidated balance sheet and statements of earnings and cash flow of Borrower and its Subsidiaries as of September 26, 1998, present fairly the consolidated financial condition of Borrower and its Subsidiaries as of such date, and since such date, there has been no event or circumstance that has a Material Adverse Effect.

         (d) NO MATERIAL LITIGATION. No litigation or governmental proceeding is pending or, to the best knowledge of Borrower, threatened by or against Borrower which, if adversely determined, has a Material Adverse Effect.

         (e) NO DEFAULT. No Default or Event of Default has occurred and is continuing.

         (f) USE OF PROCEEDS. The proceeds of the Loans will be used solely to finance the acquisition of all of the shares or assets of Star Medical Technologies, Inc. in compliance with the provisions of the Loan Documents and of Regulation U of the Board of Governors of the Federal Reserve Bank and any other requirement of applicable law.

         (g) ERISA. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other Federal or state law, including all requirements under the Code or ERISA for filing reports, and benefits have been

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                  paid in accordance with the provisions of such Plan except where the failure to be in compliance in all material respects does not have a Material Adverse Effect.

         (h) ENVIRONMENTAL MATTERS. All facilities owned or leased by Borrower or its Subsidiaries have been and continue to be in material compliance with all material environmental laws and regulations.

                  (i) YEAR 2000. On the basis of a comprehensive review and assessment of the Borrower's and its subsidiaries' systems and equipment and inquiry made of the Borrower's and its subsidiaries' material suppliers and vendors, the Borrower reasonably believes that the Borrower's "Year 2000 problem" (that is, the inability of computers, as well as embedded microchips in non-computing devices, to perform properly date-sensitive functions with respect to certain dates prior to and after December 31, 1999), including costs of remediation, will not result in a Material Adverse Effect. The Borrower and its subsidiaries have developed feasible contingency plans adequately to ensure uninterrupted and unimpaired business operation in the event of failure of their own or, to the extent reasonably foreseeable, a third party's systems or equipment due to the Year 2000 problem, including those of vendors and suppliers.

         (j) FULL DISCLOSURE. No written statement made by Borrower to Lender in connection with this Agreement, or in connection with any Loan, contains any untrue statement of a material fact or omits a material fact necessary to make the statement made not misleading in any material respect.

4. COVENANTS. So long as principal of and interest on any Loan or any other amount payable hereunder or under any other Loan Document remains unpaid or unsatisfied or the Commitment has not been terminated, Borrower shall comply with all the covenants and agreements applicable to it contained in Articles 6 (Affirmative Covenants) and 7 (Negative Covenants) of the Credit Agreement, it being agreed that such covenants and agreements shall survive any termination, cancellation, discharge or replacement of the Credit Agreement. Unless otherwise provided in this Agreement or unless the context otherwise requires, all capitalized terms used in such Articles 6 and 7 shall have the meanings set forth in the Credit Agreement. The covenants and agreements of Borrower contained in such Articles 6 and 7 (including all exhibits, schedules and defined terms referred to therein) are hereby incorporated herein by reference with appropriate substitutions, including the following:

         (a) all references to "this Agreement" shall be deemed to be references to this Agreement;

         (b) all references to "Bank" shall be deemed to be references to Lender;

         (c) all references to "Default" and "Event of Default" shall be deemed to be references to a Default and an Event of Default, respectively; and

         (d) all references to "Loans" shall be deemed to be references to the Loan.

         Borrower further covenants to Lender that it will give notice to Lender of the occurrence of the Private Placement on the date thereof.

5.       EVENTS OF DEFAULT.  The following are "EVENTS OF DEFAULT:"

         (a) Borrower fails to pay any principal of the Loan, or any other amount payable hereunder or under any other Loan Document, as and on the date when due; or

         (b) Borrower fails to pay any interest on the Loan, or any commitment fees due hereunder, or any portion thereof, within three days after the date when due; or Borrower fails to pay any other fees or amount payable to Lender under any Loan Document, or any portion thereof, within five days after the date due; or

         (c) Any representation or warranty in any Loan Document or in any certificate, agreement, instrument or other document made or delivered by Borrower pursuant to or in connection with any Loan Document proves to have been incorrect in any material respect when made or deemed made; or

         (d) Borrower fails to comply with any covenant or agreement incorporated herein by reference pursuant to PARAGRAPH 4 above, subject to any applicable grace period and/or notice requirement set forth in Article 8 of the Credit Agreement (it being understood and agreed that any such notice requirement shall be met by Lender's giving the applicable notice to Borrower); or

         (e) Any "Event of Default" specified in Article 8 of the Credit Agreement occurs and is continuing.

         Upon the occurrence of an Event of Default, Lender may declare the Commitment to be terminated by written notice to Borrower, whereupon the Commitment shall be terminated, and/or declare all sums outstanding hereunder and under the other Loan Documents to be immediately due and payable, together with all interest thereon, without other notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived; PROVIDED, HOWEVER, that upon the occurrence of any event specified in Section 8.01(f)(ii) or Section 8.01(g) of the Credit Agreement, the Commitment shall automatically terminate, and all sums outstanding hereunder and under each other Loan Document shall become immediately due and payable, together with all interest thereon, without other notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived.

6.       MISCELLANEOUS.

         (a) All financial computations required under this Agreement shall be made, and all financial information required under this Agreement shall be prepared, in accordance with generally accepted accounting principles consistently applied.

         (b) All references herein and in the other Loan Documents to any time of day shall mean the local (standard or daylight, as in effect) time of San Francisco, CA.

         (c)      All Breakage Costs shall be for the account of Borrower.

         (d)      If at any time Lender, in its sole discretion, determines that
                  (i) deposits in the amount of any requested Offshore Rate Loan for any requested Interest Period are not available to Lender in the offshore dollar interbank market, or (ii) the Offshore Rate does not accurately reflect the funding cost to Lender of lending such Loans, Lender's obligation to make Offshore Rate Loans shall cease for the period during which such circumstance exists.

         (e) Borrower shall reimburse or compensate Lender, upon demand, for all costs incurred, losses suffered or payments made by Lender which are reasonably applied or allocated by Lender to the transactions contemplated herein (all as determined by Lender in its reasonable discretion) by reason of any and all future reserve, deposit, capital adequacy or similar requirements against (or against any class of or change in or in the amount of) assets, liabilities or commitments of, or extensions of credit by, Lender; and compliance by Lender with any future directive, or requirements from any regulatory authority, whether or not having the force of law.

         (f) No amendment or waiver of any provision of this Agreement (including any provision of the Credit Agreement incorporated herein by reference pursuant to PARAGRAPH 4 above and any waiver of PARAGRAPH 5(d) above) or of any other Loan Document and no consent by Lender to any departure therefrom by Borrower shall be effective unless such amendment, waiver or consent shall be in writing and signed by a duly authorized officer of Lender, and any such amendment, waiver or consent shall then be effective only for the period and on the conditions and for the specific instance specified in such writing. No failure or delay by Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other rights, power or privilege.

         (g) Except as otherwise expressly provided herein, notices and other communications to each party provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy or electronic mail to the address provided from time to time by such party. Any such notice or other communication sent by overnight courier service, mail or telecopy shall be effective on the earlier of actual receipt and (i) if sent by overnight courier service, the scheduled delivery date, (ii) if sent by mail, the fourth Business Day after deposit in the U.S. mail first class postage prepaid, and (iii) if sent by telecopy, when transmission in legible form is complete. All notices and other communications sent by the other means listed in the first sentence of this paragraph shall be effective upon receipt. Notwithstanding anything to the contrary contained herein, all notices (by whatever means) to Lender pursuant to PARAGRAPH 1(b) hereof shall be effective only upon receipt.

         (h) This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign its rights and obligations hereunder. Lender may at any time (i) assign all or any part of its rights and obligations hereunder to any other Person, except a competitor of Borrower, with the consent of Borrower, such consent not to be unreasonably withheld, PROVIDED that no such consent shall be required if the assignment is to an affiliate of Lender or if a Default or Event of Default exists, and (ii) grant to any other Person participating interests in all or part of its rights and obligations hereunder without notice to Borrower. Borrower agrees to execute any documents reasonably requested by Lender in connection with any such assignment. All information provided by or on behalf of Borrower to Lender or its affiliates may be furnished by Lender to its affiliates and to any actual or proposed assignee or participant, subject to the confidentiality requirements of PARAGRAPH 6(l) below.

         (i) Borrower shall pay Lender, on demand, all reasonable out-of-pocket expenses and legal fees (including the allocated costs for in-house legal services) incurred by Lender in connection with the enforcement of this Agreement or any instruments or agreements executed in connection herewith.

         (j) If any provision of this Agreement or any other Loan Document shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof or thereof. This Agreement supersedes all prior agreements and oral negotiations with respect to the subject matter hereof.

         (k) This Agreement may be executed in one or more counterparts, and each counterpart, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

         (l) Lender agrees to use and to cause its affiliates to use reasonable efforts, in accordance with safe and sound banking practices and its customary practices for handling non-public information, to maintain the confidentiality of any non-public information supplied to Lender by Borrower or any of Borrower's subsidiaries in connection with this Agreement; PROVIDED, that nothing in this PARAGRAPH 6(l) shall be construed to limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel, accountants or other professional advisors to Lender, (iii) to bank examiners, auditors or regulators of Lender, (iv) in connection with any related litigation to which Lender is a party, (v) to the extent necessary to enforce any right or remedy of Lender hereunder, (vi) to any potential assignee or participant who agrees to be bound by the provisions of this PARAGRAPH 6(l), (vii) as such disclosure is expressly permitted under the terms of any other document or agreement regarding confidentiality to which Borrower or any of its subsidiaries is party or is deemed party which Lender or an affiliate of Lender; and (viii) to Lender's affiliates. -

         (m) This Agreement and the other Loan Documents are governed by, and shall be construed in accordance with, the laws of the State of California and the applicable laws of the United States of America. Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court and each state court in the City of San Francisco for the purposes of all legal proceedings arising out of or relating to any of the Loan Documents or the transactions contemplated thereby. Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Borrower at its address set forth beneath its signature hereto. Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         (n) BORROWER AND LENDER EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         (o) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Please indicate your acceptance of the Commitment on the foregoing terms and conditions by returning an executed copy of this Agreement to the undersigned not later than April 23, 1999.


                                             BANK OF AMERICA NATIONAL TRUST
                                             AND SAVINGS ASSOCIATION




                                             By: _______________________________
                                             Name:  Michael McCutchin
                                             Title:    Managing Director


ACCEPTED AND AGREED TO AS OF
  THE DATE FIRST WRITTEN ABOVE:


COHERENT, INC.



By:____________________________
Name:__________________________
Title: ________________________

Date:  April 23, 1999

                                                                       EXHIBIT A

                                   DEFINITIONS

Agreement:                 This letter agreement, as amended, restated,
                           extended, supplemented or otherwise modified in writing from time to time.

Base Rate:                 A fluctuating rate per annum equal to the higher of
                           (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest publicly announced from time to time by Lender as its "prime" or "reference" rate. The
                           Lender's prime or reference rate is a rate set by Lender based upon various factors including Lender's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the prime or reference rate announced by Lender shall take effect at the opening of business on the day specified in the public announcement of such change.

Base Rate Loan:            Any portion of the Loan which bears interest based on
                           the Base Rate.

Breakage Costs:            Any loss, cost or expense incurred by Lender
                           (including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by Lender to maintain the relevant Offshore Rate Loan or from fees payable to terminate the deposits from which such funds were obtained) as a result of (i) any continuation, conversion, payment or prepayment of any Offshore
                           Rate Loan on a day other than the last day of the Interest Period therefor (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or (ii) any failure by Borrower (for a reason other than the failure of Lender to make a Loan when all conditions to making such Loan have been met by Borrower in accordance with the terms hereof) to prepay, borrow, continue or convert any Offshore Rate Loan on a date or in the amount notified by Borrower. The certificate of Lender as to its costs of funds, losses and expenses incurred shall be PRIMA FACIE evidence of the amount payable.

Business Day: Any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of California and, if such day relates to any Offshore Rate Loan, means any such day on which dealings in dollar deposits are conducted by and between banks in the offshore dollar interbank market.

Closing Date:              The date on which the conditions to making the Loan
                           set forth in PARAGRAPH 2 hereof have been satisfied by Borrower or waived by Lender.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Credit Agreement:          The Credit Agreement, dated as of December 20, 1996,
                           between Borrower and Lender, as it may be amended from time to time.

Default: Any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

ERISA: The Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto, as amended from time to time.

Event of Default:          Has the meaning set forth in PARAGRAPH 5 hereof.

Federal Funds Rate:        For any day, the rate per annum (rounded upwards, if
                           necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal
                           Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a Business
                           Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding
                           Business Day as so published on the next succeeding
                           Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal
                           Funds Rate for such day shall be the average rate charged to Lender on such day on such transactions as determined by Lender.

Interest Period:           For each Offshore Rate Loan, (a) initially, the
                           period commencing on the date the Offshore Rate Loan is disbursed or converted from a Base Rate Loan and
                           (b) thereafter, the period commencing on the last day of the preceding Interest Period, and, in each case, ending on the earlier of (x) the Maturity Date and
                           (y) seven to 30 days after the disbursement thereof or the conversion thereinto, as requested by Borrower; PROVIDED that:


                           (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; and

                           (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

Loan Documents:            This Agreement, and any promissory note, certificate,
                           fee letter, and other instrument, document or agreement delivered in connection with this Agreement.

Material Adverse Effect: Any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise), business operations or prospects of Borrower or (c) materially impairs or could reasonably be expected to materially impair the ability of Borrower to perform its obligations and liabilities under this Agreement or any other Loan Document.

Maturity Date:             The date that is the earlier to occur of (i) the date
                           on which the Private Placement occurs, and (ii) the date that is 30 days after the Closing Date.

Offshore Rate:             For any Interest Period with respect to any Offshore
                           Rate Loan, a rate per annum determined pursuant to the following formula:

                             Offshore Rate =        OFFSHORE BASE RATE
                                            ------------------------------------
                                            1.00 - Eurodollar Reserve Percentage
                           Where,

                             "OFFSHORE BASE RATE" means, for such Interest
                             Period:

                             the rate per annum of interest at which deposits in dollars in the approximate amount of the Offshore Rate Loan to be made, continued, or converted into and having a maturity comparable to such Interest Period would by offered by Lender's Grand Cayman Branch, Grand Cayman, British West Indies (or such other office as may be designated for such purpose by the Bank), to major banks in the offshore interbank market upon request of such banks at approximately 8:00 a.m. on the first day of such Interest Period.

                             "EURODOLLAR RESERVE PERCENTAGE" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to Lender under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding Offshore Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

Offshore Rate Loan:        Any portion of the Loan bearing interest based on the
                           Offshore Rate.

Plan: Any employee benefit plan maintained or contributed to by Borrower or by any trade or business (whether or not incorporated) under common control with Borrower as defined in Section 4001(b) of ERISA and insured by the Pension Benefit Guaranty Corporation under Title IV of ERISA.

Private Placement:         The issuance of unsecured debt by Borrower to be
                           evidenced by unsecured senior notes of Borrower in the aggregate principal amount of $70,000,000.

Subsidiary:                A corporation, partnership, joint venture, limited
                           liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by Borrower.

                                                                       EXHIBIT B

                             FORM OF PROMISSORY NOTE


$70,000,000                                                 ______________, ____

         FOR VALUE RECEIVED, the undersigned, COHERENT, INC., a Delaware corporation ("BORROWER"), hereby promises to pay to the order of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("LENDER") the principal sum of Seventy Million Dollars ($70,000,000) or, if less, the aggregate unpaid principal amount of all Loans made by Lender to Borrower pursuant to the letter agreement, dated as of April 23, 1999 (such letter agreement, as it may be amended, restated, extended, supplemented or otherwise modified from time to time, being hereinafter called the "AGREEMENT"), between Borrower and Lender, on the Maturity Date. Borrower further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Agreement.

         Lender is authorized to endorse the amount and the date on which each Loan is made or converted, the Interest Period therefor (if applicable) and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; PROVIDED that any failure to so endorse such information on such schedule or continuation thereof or any error in doing so shall not limit or otherwise affect any obligation of Borrower under the Agreement or this promissory note.

         This promissory note is the promissory note referred to in, and is entitled to the benefits of, the Agreement, which Agreement, among other things, contains provisions for acceleration of the maturity of the Loans evidenced hereby upon the happening of certain stated events and also for prepayments on account of principal of the Loans prior to the maturity thereof upon the terms and conditions therein specified.

         Unless otherwise defined herein, terms defined in the Agreement are used herein with their defined meanings therein. This promissory note shall be governed by, and construed in accordance with, the laws of the State of California.

                                             COHERENT, INC.


                                             By:______________________________
                                             Name:____________________________
                                             Title:___________________________

                                                              SCHEDULE A TO NOTE


                BASE RATE LOANS AND REPAYMENT OF BASE RATE LOANS


         (1)                       (2)                             (3)                         (4)                      (5)
                                                          Amount of Base Rate
                          Amount of Base Rate               Loan Repaid or             Unpaid Principal
                         Loan Made or Converted          Converted to Offshore          Balance of Base               Notation
         Date            From Offshore Rate Loan               Rate Loan                  Rate Loans                  Made By
         ----            -----------------------               ---------                  ----------                  -------
    -------------             -------------                   -------------               -------------            -------------
    -------------             -------------                   -------------               -------------            -------------
    -------------             -------------                   -------------               -------------            -------------
    -------------             -------------                   -------------               -------------            -------------
    -------------             -------------                   -------------               -------------            -------------
    -------------             -------------                   -------------               -------------            -------------
    -------------             -------------                   -------------               -------------            -------------
    -------------             -------------                   -------------               -------------            -------------
    -------------             -------------                   -------------               -------------            -------------
    -------------             -------------                   -------------               -------------            -------------
    -------------             -------------                   -------------               -------------            -------------
    -------------             -------------                   -------------               -------------            -------------
    -------------             -------------                   -------------               -------------            -------------
    -------------             -------------                   -------------               -------------            -------------
    -------------             -------------                   -------------               -------------            -------------
    -------------             -------------                   -------------               -------------            -------------
    -------------             -------------                   -------------               -------------            -------------
    -------------             -------------                   -------------               -------------            -------------
    -------------             -------------                   -------------               -------------            -------------
    -------------             -------------                   -------------               -------------            -------------
    -------------             -------------                   -------------               -------------            -------------



                                                              SCHEDULE B TO NOTE


            OFFSHORE RATE LOANS AND REPAYMENT OF OFFSHORE RATE LOANS


        (1)                 (2)                    (3)                    (4)                   (5)                 (6)
                         Amount of                                    Amount of
                      Offshore Rate                                 Offshore Rate       Unpaid Principal
                       Loan Made or                                 Loan Repaid or         Balance of
                       Converted from                              Converted to Base      Offshore Rate           Notation
       Date            Base Rate Loan        Interest Period          Rate Loan                Loans               Made By
       ----            --------------        ---------------          ---------                -----               -------

    ----------         -------------          ------------           -------------         -------------       -------------
    ----------         -------------          ------------           -------------         -------------       -------------
    ----------         -------------          ------------           -------------         -------------       -------------
    ----------         -------------          ------------           -------------         -------------       -------------
    ----------         -------------          ------------           -------------         -------------       -------------
    ----------         -------------          ------------           -------------         -------------       -------------
    ----------         -------------          ------------           -------------         -------------       -------------
    ----------         -------------          ------------           -------------         -------------       -------------
    ----------         -------------          ------------           -------------         -------------       -------------
    ----------         -------------          ------------           -------------         -------------       -------------
    ----------         -------------          ------------           -------------         -------------       -------------
    ----------         -------------          ------------           -------------         -------------       -------------
    ----------         -------------          ------------           -------------         -------------       -------------
    ----------         -------------          ------------           -------------         -------------       -------------
    ----------         -------------          ------------           -------------         -------------       -------------
    ----------         -------------          ------------           -------------         -------------       -------------
    ----------         -------------          ------------           -------------         -------------       -------------
    ----------         -------------          ------------           -------------         -------------       -------------
    ----------         -------------          ------------           -------------         -------------       -------------
    ----------         -------------          ------------           -------------         -------------       -------------

